Exhibit 4.1

EXECUTION COPY

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 29, 2007, is entered into among Owens & Minor Medical, Inc. and Owens & Minor Distribution, Inc. (the “Borrowers”), Owens & Minor, Inc. (the “Parent”), certain subsidiaries of the Parent party hereto (together with the Parent, the “Guarantors”), the banks identified on the signature pages hereto (the “Banks”) and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

WITNESSETH

WHEREAS, the Borrowers, the Parent, the other Guarantors, the Banks party thereto, and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of May 4, 2004 (the “Existing Credit Agreement”);

WHEREAS, the Borrowers have requested, and the Banks have agreed, to increase the Aggregate Revolving Committed Amount by $100,000,000 and amend the Existing Credit Agreement as provided herein; and

WHEREAS, simultaneously with the occurrence of the Second Amendment Effective Date, each Bank shall be deemed to have assigned to Bank of America, N.A. its respective Revolving Commitment and Revolving Obligations under the Existing Credit Agreement, and immediately thereafter, the Revolving Commitments and outstanding Revolving Obligations shall be deemed to have been reallocated by Bank of America, N.A. to the Banks as shall be necessary in order to give effect to the reallocations of the Revolving Commitments and Revolving Obligations effected by the amendment to Schedule 2.1 to the Existing Credit Agreement pursuant to Subpart 2.4 hereof.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Second Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 The definition of “Consolidated EBITDA” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, in each case for the members of the Consolidated Group on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) taxes, (iii) depreciation and amortization, and (iv) other non-recurring expenses and charges which do not represent a cash item in such period or any future period, plus (b) to the extent deducted in calculating Consolidated Net Income, expenses related to the transactions contemplated in connection with the refinancing of the Senior Subordinated Notes (including, without limitation, any charges resulting from the acceleration of deferred financing expenses and/or prepayment premiums relating to the Indebtedness being refinanced plus (c) to the extent deducted in calculating Consolidated Net Income, expenses in connection with the issuance of stock options as compensation to employees and/or management of any member of the Consolidated Group plus (d) to the extent deducted in calculating Consolidated Net Income, integration-related expenses directly related to the MCK Acquisition in an amount not to exceed $20,000,000 in the aggregate for the fiscal quarters ending during the period beginning October 1, 2006 through and including September 30, 2007 minus (e) to the extent included in calculating Consolidated Net Income, all non-recurring, non-cash items increasing net income for such period.

SUBPART 2.2 The definition of “MCK Acquisition” is hereby added to Section 1.1 of the Existing Credit Agreement in its appropriate alphabetical order:

“MCK Acquisition” means that certain acquisition of the acute care business of McKesson Medical-Surgical, Inc. on or about September 30, 2006, and all transactions related thereto.

SUBPART 2.3 Amendment to Section 2.1(a). Subsection (a) of Section 2.1 of the Existing Credit Agreement is hereby amended in its entirety to read:

(a) Revolving Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans (the “Revolving Loans”) in Dollars to the Borrowers for the purposes hereinafter set forth; provided, however, that (i) with regard to the Banks collectively, the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) (as such aggregate maximum amount may be reduced from time to time as hereinafter provided, the “Aggregate Revolving Committed Amount”) and (ii) with regard to each Bank individually, each Bank’s Revolving Commitment Percentage of Revolving Obligations outstanding shall not at any time exceed such Bank’s Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans (or a combination thereof), as the Borrower Representative may request, and may be repaid and reborrowed in accordance with the provisions hereof.

SUBPART 2.4 Replacement of Schedule 2.1. Schedule 2.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.1 attached hereto is substituted therefor.

SUBPART 2.5 Amendment to Section 7.10(b). Subsection (b) of Section 7.10 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(b)	Consolidated Total Leverage Ratio.

(i) As of the end of the fiscal quarters of the Parent ending during the period beginning October 1, 2006 through and including September 30, 2007, the Consolidated Total Leverage Ratio shall not be greater than 3.50:1.0.

(ii) As of the end of each fiscal quarter of the Parent ending after September 30, 2007, the Consolidated Total Leverage Ratio shall not be greater than 3.25:1.0.

SUBPART 2.6 Designation of Agents.

(a) Banc of America Securities LLC is hereby designated as sole lead arranger and sole book manager under the Existing Credit Agreement.

(b) Wachovia Bank, National Association and SunTrust Bank are hereby designated as Co-Syndication Agents under the Existing Credit Agreement.

(c) Citibank, N.A. and Lehman Commercial Paper Inc. are hereby designated as Co-Documentation Agents under the Existing Credit Agreement.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Second Amendment Effective Date. Subparts 2.1, 2.2, 2.5 and 2.6 of this Amendment shall be and become retroactively effective as of December 30, 2006 and Subparts 2.3 and 2.4 of this Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) in each case when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Second Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Parent, the other Guarantors, the Required Banks and the Administrative Agent.

SUBPART 3.3 Corporate Documents. The Administrative Agent shall have received each of the following:

(i) Resolutions. Copies of resolutions of the board of directors (or an authorized executive or pricing committee, if applicable) of the Borrowers, the Parent and the other Guarantors approving and adopting this Amendment and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of each such Person to be true and correct and in force and effect as of the Second Amendment Effective Date.

(ii) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrowers, the Parent and the other Guarantors certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expect to have a Material Adverse Effect.

(iii) Incumbency. An incumbency certificate of each of the Borrowers, the Parent and the other Guarantors certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

SUBPART 3.4 Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Second Amendment Effective Date:

(i) a legal opinion of in-house counsel for the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

(ii) a legal opinion of outside counsel for the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent.

SUBPART 3.5 Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrowers’ Representative as of the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, stating that (i) no Default or Event of Default exists and (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

SUBPART 3.6 Fees and Expenses. The Administrative Agent and each Bank signatory hereto shall have received from the Borrowers (i) the aggregate amount of fees and expenses payable in connection with the consummation of the transactions contemplated hereby and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including without limitation, Moore & Van Allen PLLC, special counsel to the Administrative Agent, shall have received from the Borrowers its reasonable fees and expenses incurred in connection with the preparation, execution and delivery of this Amendment).

PART 4

ASSIGNMENTS AND ASSUMPTIONS AND

BANK JOINDER

Simultaneously with the occurrence of the Second Amendment Effective Date, each Bank shall be deemed to have assigned to Bank of America, N.A. its respective Revolving Commitment and Revolving Obligations under the Existing Credit Agreement, and immediately thereafter, the Revolving Commitments and outstanding Revolving Obligations shall be deemed to be reallocated by Bank of America, N.A. to the Banks as shall be necessary in order to give effect to the reallocations of the Revolving Commitments and Revolving Obligations effected by the amendment to Schedule 2.1 to the Existing Credit Agreement pursuant to Subpart 2.4 hereof.

PART 5

MISCELLANEOUS

SUBPART 5.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Required Banks that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

SUBPART 5.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 5.5 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA.

SUBPART 5.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.8 General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

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OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Credit Agreement as of the date first above written.

BORROWERS:	OWENS & MINOR MEDICAL, INC.,
a Virginia corporation

By:
Name:
Title:

OWENS & MINOR DISTRIBUTION, INC.,
a Virginia corporation

By:
Name:
Title:

GUARANTORS:	OWENS & MINOR, INC.,
a Virginia corporation

By:
Name:
Title:

OWENS & MINOR HEALTHCARE SUPPLY, INC.,
a Virginia corporation

By:
Name:
Title:

ACCESS DIABETIC SUPPLY, LLC,
a Florida limited liability company

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent

By:
Name:
Title:

BANKS:	BANK OF AMERICA, N.A.,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

SUNTRUST BANK,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

KEYBANK NATIONAL ASSOCIATION,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

LEHMAN COMMERCIAL PAPER INC.,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

UNION BANK OF CALIFORNIA, N.A.,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

COMERICA BANK,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

U.S. BANK, NATIONAL ASSOCIATION,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

THE BANK OF NEW YORK,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

FIFTH THIRD BANK,
as a Bank

By:
Name:
Title:

OWENS & MINOR MEDICAL, INC. and OWENS & MINOR DISTRIBUTION, INC.

SECOND AMENDMENT

CITIBANK N.A.,
as a Bank

By:
Name:
Title:

Schedule 2.1

Commitments

Bank	Revolving Committed Amount	Revolving Commitment Percentage
Bank of America, N.A.	$45,000,000	12.857142857%
Citibank N.A.	$44,000,000	12.571428571%
Lehman Commercial Paper Inc.	$44,000,000	12.571428571%
SunTrust Bank	$44,000,000	12.571428571%
Wachovia Bank, National Association	$44,000,000	12.571428571%
Comerica Bank	$24,000,000	6.857142857%
KeyBank National Association	$24,000,000	6.857142857%
Union Bank of California, N.A.	$24,000,000	6.857142857%
US Bank, National Association	$24,000,000	6.857142857%
The Bank of New York	$19,000,000	5.428571429%
Fifth Third Bank	$14,000,000	4.000000000%

Total	$350,000,000	100.000000000%